CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.4

THIRD AMENDMENT TO
SERVICES AGREEMENT

This Third Amendment to Services Agreement (this “Amendment”) is made and entered into as of October 12, 2016, by and between Vericel Corporation (“Client” or “Vericel”) and Dohmen Life Science Services, LLC (“DLSS”).

Client and DLSS are parties to that certain Services Agreement dated April 5, 2016 (the “Original Agreement”), as amended by (i) that certain First Amendment to Services Agreement dated as of May 31, 2016, and (ii) that certain Second Amendment to Services Agreement dated as of July 1, 2016 (collectively, the “Agreement”). The parties now wish to amend the Agreement as follows:

1.
Defined Terms. Capitalized terms in this Amendment that are not defined in this Amendment have the meanings given to them in the Agreement. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

2.
Guarantee. If, with respect to any implant of the Product performed during a Guarantee Period for a Patient that is an eligible member of a Guaranteed Payer (a “Guaranteed Implant”), a Guaranteed Payer denies a claim for reimbursement or reimburses at a rate of less than [***], DLSS agrees to guarantee reimbursement in an amount equal to [***], subject to the payment terms set forth in Section 3 below. Notwithstanding anything to the contrary contained herein, (i) for purposes of this Amendment, all references to [***] shall be fixed at an amount equal to $[***], and (ii) if, with respect to any Guaranteed Implant, a Guaranteed Payer reimburses at a rate of greater than [***], such excess amount shall offset and reduce the aggregate guarantee obligation of DLSS arising under this Section 2.

The term “Guaranteed Payer” shall mean each Payer listed on Exhibit D of the Original Agreement; provided, however, that any such Payer shall cease to be a Guaranteed Payer upon the earlier of (i) the date upon which such Guaranteed Payer executes a written agreement that provides for reimbursement of Product, or (ii) September 30, 2016. For clarity, a wholesale order to a clinical institution on a direct bill basis does not constitute a written agreement that provides for reimbursement of Product.

The term “Guarantee Period” shall mean, for each Guaranteed Payer, that period of time commencing on July 1, 2016 and continuing until the earlier of (i) the date upon which such Guaranteed Payer executes such a written agreement that provides for reimbursement of Product, or (ii) September 30, 2016.

For purposes of clarity, if Payer ABC executes such a written agreement that provides for reimbursement of Product on August 25, 2016, then Payer ABC shall cease to be a Guaranteed Payer on August 25, 2016, the Guarantee Period shall end on August 25, 2016 for Payer ABC and the guarantee obligation of DLSS under this Section 2 with respect to Payer ABC shall only apply to implants of the Product performed between July 1, 2016 until August 25, 2016.

3.
Payment of Guarantee. No later than March 15, 2017, DLSS shall pay to Client an amount equal to (i) the product of (A) the number of Guaranteed Implants, multiplied by (B) [***], less (ii) any amounts collected by DLSS in connection with the Guaranteed Implants (including any amount paid by the Patient or reimbursement paid by the Guaranteed Payer) regardless of whether the amount collected for any particular Guaranteed Implant exceeds [***]. In the event such calculation results in a negative number, no payment under this Amendment will be due to Client, and any amounts collected by DLSS in connection with the submission of claims for the Guaranteed Implants will be remitted to Client as set forth in Section 6 of the Agreement. Upon payment to Client pursuant

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to the foregoing, DLSS shall have no further obligations with respect to the guarantee set forth in Section 2 above and any amounts collected by DLSS in connection with the Guaranteed Implants (including any amount paid by the Patient or reimbursement paid by the Guaranteed Payer) at any time subsequent to the payment made to Client pursuant to the foregoing shall be retained in full by DLSS. Client acknowledges and agrees that under no circumstances shall DLSS be obligated to make any payment to Client pursuant to the Second Amendment to Services Agreement.

4.
Reimbursement Support. DLSS shall use commercially reasonable efforts to contract directly with Payers, including but not limited to Medicare, Medicaid, commercial health plans and third party administrators, military facilities, and workers’ compensation plans, based on the reimbursement rates and/or parameters set by Client for the Product as set forth on Exhibit D and Exhibit E. DLSS and Client agree that the foregoing hereby supersedes and replaces Section III(a)(4)(a) of Exhibit B of the Agreement in its entirety. Notwithstanding anything to the contrary, DLSS and Client acknowledge and agree that the obligations of DLSS under Section 3(g) of the Agreement, as amended, are hereby deemed to have been satisfied and that DLSS has no further commitments or obligations thereunder.

5.
Administration of Program/Description of Services. The Program is to be administered pursuant to DLSS SOP’s and Client-specific SOP’s mutually developed by DLSS and Vericel following implementation and in accordance with the Agreement. DLSS and Vericel are to re-evaluate Exhibit B of the Agreement, and mutually consider whether the DLSS SOP’s and Client-specific SOP’s should replace parts of Exhibit B of the Agreement.

6.
Exclusivity. If there is a 3rd party organization that can provide direct contracting services for any payer that DLSS is not able to provide a direct contract, then DLSS and Vericel would be willing to permit an exception to the exclusivity provision contained in Section 4(a)(vi) of the Agreement with respect to reimbursement support/payer contracting, but only if such 3rd party organization agrees not to take title to the Product and can guarantee a direct contract with such payer. Following an evaluation of results of trial submissions by such 3rd party organization, DLSS and Vericel are to discuss possible exception to exclusivity provision, which would be set forth in an amendment to the Agreement as mutually agreed upon by the parties hereto under which Vericel would contract directly with such 3rd party organization. DLSS and Vericel mutually agree to discuss reimbursement support services for military Payers.

7.
Operational Metrics & Reporting. Vericel is to review and evaluate the operational metrics proposed by DLSS. Following such evaluation, the parties hereto would update and revise any existing metrics based on mutually agreed operational metrics. DLSS and Vericel are to mutually evaluate and determine those reports that are important to the program. Following such evaluation, an amendment to the Agreement would update and revise the reporting obligations contained in Exhibit C of the Agreement.

8.
No Other Changes. This Amendment, together with the Agreement, constitutes the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to the subject matter hereof. All other terms and conditions contained in the Agreement will remain in full force and effect. In the event of any conflict between the Agreement and this Amendment, the terms of this Amendment shall prevail, and the Agreement shall be deemed amended to incorporate the provisions contained herein.

* * * * *

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the first date set forth above.

DOHMEN LIFE SCIENCE SERVICES, LLC	VERICEL CORPORATION
By: /s/Joe Nolan	By: /s/ Dominick C. Colangelo
Name: Joe Nolan	Name: Dominick C. Colangelo
Title: President DLSS	Title: President and CEO